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[DETECTION SYSTEMS, INC. LETTERHEAD]



                                                              December 20, 2000


Dear Shareholder:


     As you know, Detection Systems, Inc. (the "Company") has entered into an Agreement and Plan of Merger (the "Merger Agreement") with Robert Bosch GmbH and Bosch Security Systems Corporation, its wholly owned subsidiary, pursuant to which Bosch Security Systems Corporation has today commenced a cash tender offer (the "Offer") to purchase all of the outstanding shares (the "Shares") of the common stock of the Company at $18 per share. Under the Merger Agreement, the Offer will be followed by a merger (the "Merger") in which any remaining Shares will be converted into the right to receive $18 per Share in cash, without interest.

     YOUR BOARD HAS UNANIMOUSLY DETERMINED THAT THE OFFER AND MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND HAS APPROVED THE OFFER AND THE MERGER. THE BOARD ALSO RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

     In arriving at its recommendation, the Board gave careful consideration to the factors described in the enclosed Schedule 14D-9 including, among other things, the opinion of Fleet Securities, Inc., the Company's financial advisor, dated December 10, 2000, that the consideration to be received by the shareholders in the Offer and Merger is fair to such shareholders from a financial point of view.

     In addition to the attached Schedule 14D-9, also enclosed are the Offer to Purchase, dated December 20, 2000, and related materials, including a Letter of Transmittal, to be used for tendering your Shares in the Offer. These documents state the terms and conditions of the Offer and the Merger and provide instructions as to how to tender your Shares. We urge you to read these documents carefully and encourage you to tender your Shares pursuant to the Offer.




                                          On behalf of the Board of Directors,



                                          /s/ Karl H. Kostusiak
                                          -------------------------------
                                              Karl H. Kostusiak


Enclosures